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                                                                    EXHIBIT 23.3

                        INDEPENDENT AUDITOR'S CONSENT
                        -----------------------------

The Board of Directors
RCSB Financial Inc.

We consent to the incorporation by reference in the Proxy Statement/Prospectus and the Registration Statement on Form S-4 of Charter One Financial, Inc.
of our report dated December 13, 1996, relating to the consolidated statements of condition of RCSB Financial, Inc. and subsidiaries as of November 30, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three year period ended November 30, 1996, which report is incorporated by reference in the November 30, 1996 annual report on Form 10-K of RCSB Financial, Inc. Our report refers to changes in accounting for mortgage servicing rights in 1995.

We also consent to the reference to our firm under the heading "EXPERTS" in the Proxy Statement/Prospectus.

                                                  /s/ KPMG Peat Marwick

Rochester, New York
August 7, 1997